UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 7, 2013

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2013, Nabors Industries Ltd. (“Nabors Bermuda”), Nabors Industries, Inc. (“Nabors Delaware”) (Nabors Bermuda and Nabors Delaware are collectively referred to hereinafter as the “Company”), and Anthony G. Petrello entered into an executive employment agreement (the “New Employment Agreement”), effective as of January 1, 2013.  The New Employment Agreement replaces that certain Executive  Employment Agreement among the same parties that was entered into effective as of April 1, 2009 (the “Old Employment Agreement”), which was terminated effective December 31, 2012 pursuant to a Termination Agreement entered into by the same parties on March 7, 2013.

Eliminated from the Old Employment Agreement are:

•                  Death and disability benefits valued at $50 million; and

•                  Uncapped cash bonuses and the metric of excess cash flow over an equity hurdle.

The key features of the New Employment Agreement, which targets compensation at the 75th percentile among the Company’s peer group, are:

•                  Term: Five-year term through December 31, 2017, with automatic one-year extensions thereafter unless terminated by the Company or Mr. Petrello;

•                  Base Salary: $1.7 million base salary;

•                  Bonus: Annual incentive cash bonus targeted at base salary and capped at twice that amount, subject to achievement of one or more annual financial or nonfinancial performance goals, as determined by the Board’s Compensation Committee, which may include one or more of the following:  earnings per share; earnings before interest expense, provision for income taxes, and depreciation and amortization expense (EBITDA); health, safety and environmental performance; and other identifiable strategic or operational targets;

•                  Deferred Bonus: Continued participation in the Company’s deferred compensation plan through March 31, 2019, with quarterly contributions of $300,000;

•                 Long-Term TSR Equity Awards: Mr. Petrello will receive awards of restricted common shares that will vest based on the 3-year total shareholder return (“TSR”) of Nabors Bermuda relative to a peer group. If the performance goal (s) with respect to relative TSR are achieved at target levels, the vesting shares will have a fair market value of 150% of Mr. Petrello’s base salary on the first day of the performance cycle.  If the performance goal(s) are achieved at maximum levels, the vesting shares will have a fair market value of twice that amount.  The peer group is currently comprised of Halliburton Co.; Baker Hughes, Inc.; ENSCO International Inc.; Weatherford International Ltd.; Diamond Offshore Drilling Inc.; Noble Corp.; Helmerich & Payne Inc.; Rowan Companies Inc.; Superior Energy Services, Inc.; Patterson-UTI, Inc.; Key Energy Services, Inc.; RPC, Inc.; National-Oilwell Varco, Inc.; Transocean Ltd.; and Unit Corporation;

•                  Other Long-term Equity Awards: Mr. Petrello is also eligible to receive awards of restricted common shares based upon the achievement of one or more annual financial or nonfinancial performance goals, as determined by the Compensation Committee, which may include:  earnings per share; earnings before interest expense, provision for income taxes, and depreciation and amortization expense; health, safety and environmental performance; and other identifiable strategic or operational targets.  The target number of shares to be granted pursuant to a performance award will have a fair market value of 200% of Mr. Petrello’s base salary on the date of grant and will be capped at shares having an aggregate fair market value of twice that amount.  Once earned, the restricted shares vest ratably over a three-year period;

•                  Change in Control; Death or Disability: Mr. Petrello’s equity awards would continue to vest in the event of a change in control (as defined), his death or his disability.  In the case of death or disability, other amounts previously earned, accrued or owing under the New Employment Agreement but not yet paid, would also be paid—on a prorated basis as appropriate;

•                  Constructive or Actual Termination Without Cause: In addition to the acceleration of benefits in the previous paragraph, if Mr. Petrello terminates the New Employment Agreement due to a constructive termination without cause or the Company terminates his employment without cause (each as defined), he would be entitled to receive 2.99 times the average of his base salary and annual bonus during the prior three years;

•                  Equity Retention: Continuing requirement that Mr. Petrello maintain equity ownership in Nabors Bermuda in the form of common shares and/or stock options with a minimum “acquisition value” of five times his base salary.  “Acquisition value” means the market closing price on the date of grant or purchase with respect to shares and the grant-date Black Scholes value with respect to stock options;

•                  Non-Competition: Mr. Petrello will continue to be subject to a 2-year non-competition agreement if he terminates his employment, including for a constructive termination without cause, or his employment is terminated by the Company due to disability, cause (as defined), or any other reason, and such termination is not in connection with a change in control; and

•                  General: Mr. Petrello will continue to serve as Chairman, President and Chief Executive Officer of Nabors Bermuda.  He remains eligible to participate in other annual or incentive programs of the Company on the same basis as other senior-level executives of the Company, in the benefit programs in which he previously participated, and to receive special non-recurring cash or equity bonuses for certain extraordinary specific developments that materially enhance the value of the Company. He also retains his equity awards granted prior to the effective date of the New Employment Agreement.

Inasmuch as the TSR equity awards contemplated in the New Employment Agreement are not eligible to vest prior to 2016, Nabors Delaware, on behalf of Nabors Bermuda, entered into a Restricted Stock Award Agreement granting Mr. Petrello restricted common shares of Nabors Bermuda with a fair market value of $15 million (calculated as of the date of grant).  The shares are scheduled to vest in three equal annual installments beginning March 7, 2014.

Pursuant to the Termination Agreement, the parties terminated the Old Employment Agreement and mutually released each other from any prior claims, other than the obligation of the Company to indemnify Mr. Petrello in certain circumstances and any claims based on criminal conduct or fraud.  In consideration for the termination of the Old Employment Agreement and significant rights forfeited thereunder, Mr. Petrello will receive a one-time award of common shares valued at $27 million on the date of grant and $18 million in cash. Although the agreement contemplates a cash payment, Mr. Petrello agreed to accept common shares in lieu of a portion of the award. The shares are unrestricted.

The foregoing discussion is merely a summary of the foregoing agreements and is qualified in its entirety by reference to the agreements, copies of which are filed as Exhibits 99.1, 99.2 and 99.3 hereto and incorporated by reference.

On March 7, 2013, we issued a press release announcing the New Employment Agreement, termination of the Old Employment Agreement and the Restricted Stock Award Agreement.  A copy of the press release is furnished herewith as Exhibit 99.4 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Employment Agreement by and among Nabors Industries Ltd., Nabors Industries, Inc. and Anthony G. Petrello effective as of January 1, 2013

99.2

Termination Agreement by and among Nabors Industries Ltd., Nabors Industries, Inc. and Anthony G. Petrello effective December 31, 2012 and relating to Mr. Petrello’s Employment Agreement dated effective as of April 1, 2009

99.3	Stock Bonus Agreement dated March 7, 2013 among Nabors Industries Ltd., Nabors Industries, Inc. and Anthony G. Petrello

99.4	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

Date: March 11, 2013	By:	/s/ Mark D. Andrews
Mark D. Andrews
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Employment Agreement by and among Nabors Industries Ltd., Nabors Industries, Inc. and Anthony G. Petrello effective as of January 1, 2013

99.2

Termination Agreement by and among Nabors Industries Ltd., Nabors Industries, Inc. and Anthony G. Petrello effective December 31, 2012 and relating to Mr. Petrello’s Employment Agreement dated effective as of April 1, 2009

99.3	Stock Bonus Agreement dated March 7, 2013 among Nabors Industries Ltd., Nabors Industries, Inc. and Anthony G. Petrello

99.4	Press Release